                                                                  EXHIBIT 10.2.2


                              AMENDED AND RESTATED
                                    AGREEMENT

                                      AMONG

                                    RAY BROWN
                         RDB FAMILY LIMITED PARTNERSHIP
                               ARTHUR J. GAY, JR.
                                 J. RANDAL HALL
                                 GEORGE H. INMAN
                                   JOHN W. LEE
                               A. MONTAGUE MILLER
                                       AND
                                 JULIAN W. OSBON
                              AS THE AUGUSTA GROUP

                                       AND

                        GEORGIA-CAROLINA BANCSHARES, INC.




                         DATED AS OF SEPTEMBER 30, 1998

                                TABLE OF CONTENTS

                                                                                    Page

ARTICLE I      OFFER FOR SALE OF COMMON STOCK
    1.1        Structure of Offering...................................................2
    1.2        Regulatory Approval and Proposed Purchase of Common Stock by
                    Augusta Group......................................................2

ARTICLE II     REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    2.1        Due Incorporation and Qualification.....................................2
    2.2        Outstanding Capital Stock...............................................3
    2.3        Options or Other Rights.................................................3
    2.4        Title to Common Stock...................................................3
    2.5        Authority of the Company................................................3

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF THE AUGUSTA
               GROUP...................................................................3


ARTICLE IV     CONTINUED APPOINTMENT OF DIRECTORS AND OFFICERS
    4.1        Continued Appointment of David W. Joesbury, Sr. as Chairman
               of the Company's Board of Directors.....................................4
    4.2        Continued Appointment of John W. Lee as Chairman of the Bank's
               Board of Directors......................................................4
    4.3        Continued Appointment of Patrick G. Blanchard as President and CEO
               of the Company..........................................................4
    4.4        Continued Appointment of Heyward Horton, Jr. as President and CEO
               of the Bank.............................................................4

ARTICLE V      CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES
    5.1        Compliance with Securities Laws.........................................4
    5.2        Regulatory Approvals and Filings........................................5

ARTICLE VI     MISCELLANEOUS
    6.1        Survival of Representations and Warranties..............................5
    6.2        Publicity...............................................................5
    6.3        Knowledge...............................................................5
    6.4        Standard for Representations and Warranties.............................5
    6.5        Gender..................................................................5
    6.6        Expenses................................................................6
    6.7        Entire Agreement........................................................6


                                       (i)

    6.8        Waivers and Consents....................................................6
    6.9        Notices.................................................................6
    6.10       Rights of Third Parties.................................................8
    6.11       Headings................................................................8
    6.12       Governing Law...........................................................8
    6.13       Parties in Interest.....................................................8
    6.14       Counterparts............................................................8
    6.15       Severability............................................................8


Exhibit A - Amendment No. 1 to that certain Employment Agreement between the Bank, the Company and Patrick G. Blanchard


                                      (ii)

                              AMENDED AND RESTATED
                                    AGREEMENT

         THIS AMENDED AND RESTATED AGREEMENT (the "Agreement"), dated as of the 30th day of September, 1998, is made and entered into by and among RAY BROWN, RDB FAMILY LIMITED PARTNERSHIP, ARTHUR J. GAY, JR., J. RANDAL HALL, GEORGE H. INMAN, JOHN W. LEE, A. MONTAGUE MILLER, and JULIAN W. OSBON (collectively, the "Augusta Group"), and GEORGIA-CAROLINA BANCSHARES, INC. ("the Company"). Unless expressly stated otherwise herein, this Agreement shall be deemed to supersede all prior warranties, representations, covenants and agreements between the parties hereto.

                             W I T N E S S E T H :

         WHEREAS, the Company is a bank holding company owning one hundred percent (100%) of the issued and outstanding common stock of First Bank of Georgia, a Georgia state bank (the "Bank");

         WHEREAS, the Company proposes, subject to the terms and conditions stated in an underwriting agreement (the "Underwriting Agreement"), to issue and to sell to the underwriters named in Schedule I to the Underwriting Agreement (the "Underwriters") (i) an aggregate of 430,000 shares of common stock, par value $.001 per share (the "Common Stock"), of the Company on a firm commitment basis (the "Firm Shares"), (ii) up to 310,000 shares of the Common Stock that were subscribed for and subsequently withdrawn by participants in a best efforts offering conducted by the Company on a standby firm commitment basis (the "Standby Shares"), and (iii) at the election of the Underwriters, up to 111,000 additional shares of the Common Stock (the "Optional Shares") solely to cover overallotments, if any (the Firm Shares, the Standby Shares and the Optional Shares that the Underwriters elect to purchase are collectively referred to as the "Shares");

         WHEREAS, certain members of the Augusta Group desire to purchase the Common Stock, subject to the review of a prospectus and certain other conditions as set forth in this Agreement, having an aggregate value greater than or equal to $560,000; and

         WHEREAS, the Augusta Group desires to have certain persons represent its interests on the Boards of Directors of the Company and the Bank;

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

                                    ARTICLE I

                         OFFER FOR SALE OF COMMON STOCK

         1.1 Structure of Offering. (a) On February 19, 1998, the Company's Registration Statement on Form SB-2 (File No. 333-41547), registering 740,741 shares of the Common Stock in connection with a best efforts offering undertaken by certain directors and officers of the Company (the "Best Efforts Offering") was declared effective by the Securities and Exchange Commission (the "Commission"). The Best Efforts Offering commenced on February 19, 1998 and, as of August 18, 1998, had resulted in the receipt of subscription funds ("Subscription Funds") for 310,000 shares of the Common Stock from approximately 265 subscribers (the "Initial Subscribers"). As of August 18, 1998, all Subscription Funds had been deposited into an escrow account.

                  (b) Although, by its terms, the Best Efforts Offering could be extended without modification through February 14, 1999, the Company has elected, prior to that date, to restructure the plan of distribution of the Best Efforts Offering and to issue and to sell to the Underwriters the Shares.

         1.2 Regulatory Approval and Proposed Purchase of Common Stock by Augusta Group. The Augusta Group shall file all necessary applications and make such other filings with the appropriate state and federal bank regulatory agencies as are necessary to approve the purchase of the Common Stock by the Augusta Group and each of the members thereof, and shall present proof of such regulatory approval(s) to the Company. Upon the Company's satisfaction that all necessary regulatory approval(s) have been obtained, and subject to the review of a prospectus, Arthur J. Gay, Jr., J. Randal Hall, John W. Lee and Julian W. Osbon shall purchase Common Stock having an aggregate value greater than or equal to $560,000, each of the aforementioned individuals agreeing to separately purchase Common Stock having a value of not less than $50,000.


                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         As an inducement to the Augusta Group to enter into this Agreement and to consummate the transactions contemplated hereby, and with the knowledge that the Augusta Group shall rely thereon, the Company, represents and warrants to the Augusta Group the following as of the date of this Agreement:

         2.1 Due Incorporation and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, and has the corporate power and lawful authority to own and operate its properties and assets, to carry on its business as now being conducted, and to execute and deliver this Agreement and to perform the terms hereof. The Company has taken all corporate action necessary to authorize the execution and delivery of this Agreement.

         2.2 Outstanding Capital Stock. The Company's authorized, issued and outstanding capital stock is as disclosed in the Company's Registration Statement on Form SB-2 (File No. 333-62493) (the "Registration Statement") filed with the Commission on August 28, 1998. All of the issued and outstanding shares of the capital stock of the Company are duly authorized and are validly issued, fully paid and non-assessable from all taxes, liens and charges with respect to the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

         2.3 Options or Other Rights. Except as disclosed in the Registration Statement, there are no outstanding rights, subscriptions, warrants, conversion rights, calls, unsatisfied preemptive rights, commitments, options or other agreements or rights of any kind pursuant to which any person or entity has the right or option to purchase or otherwise to receive from the Company any shares of the Common Stock or any other security of the Company and there is no outstanding security of any kind convertible into or redeemable or exchangeable for any shares of the Common Stock of the Company.

         2.4 Title to Common Stock. The Company has full power and authority to convey free and clear of all liens, encumbrances, equities, restrictions, claims and obligations of every kind, all of the shares of the Common Stock contemplated to be issued pursuant to the Registration Statement and, upon delivery of and payment for such Common Stock as herein provided, all subscribers therefor will acquire good and marketable title thereto, free and clear of all liens, encumbrances, equities, restrictions, claims and obligations of every kind.

         2.5 Authority of the Company. The Company has full power and legal capacity to execute and deliver this Agreement and the other agreements required to be executed and delivered by the Company hereunder and, subject to the receipt of approvals, if any, required under applicable banking regulation, to carry out the transactions contemplated hereby.

                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE AUGUSTA GROUP

         As an inducement to the Company to enter into this Agreement and to consummate the transactions contemplated hereby, and with the knowledge that the Company shall rely thereon, the members of the Augusta Group, jointly and severally, represent and warrant to the Company that this Agreement when executed and delivered by the Augusta Group will constitute a valid and legally binding obligation of the Augusta Group and each of them, enforceable in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, and other equitable remedies.

                                   ARTICLE IV

                 CONTINUED APPOINTMENT OF DIRECTORS AND OFFICERS

         4.1 Continued Appointment of David W. Joesbury, Sr. as Chairman of the Company's Board of Directors. Following the execution of this Agreement by the parties hereto, David W. Joesbury, Sr. shall continue to serve as the Chairman of the Company's Board of Directors until the Company's next annual meeting of shareholders and until his successor is elected and qualified by the Company's Board of Directors.

         4.2 Continued Appointment of John W. Lee as Chairman of the Bank's Board of Directors. Following the execution of this Agreement by the parties hereto, John W. Lee shall continue to serve as the Chairman of the Bank's Board of Directors until the Bank's next annual meeting of the sole shareholder and until his successor is elected and qualified by the Bank's Board of Directors.

         4.3 Continued Appointment of Patrick G. Blanchard as President and CEO of the Company. Following the execution of this Agreement by the parties hereto, Patrick G. Blanchard shall continue to serve as the President and Chief Executive Officer of the Company, which position shall continue to report to, and be under the direct supervision of, the Executive Committee of the Bank, and to enter into that certain Amendment No. 1 to that certain employment agreement with the Bank and Company dated October 6, 1997, in substantially the form and upon the terms as set forth in Exhibit A hereto.

         4.4 Continued Appointment of Heyward Horton, Jr. as President and CEO of the Bank. Following the execution of this Agreement by the parties hereto, Heyward Horton, Jr. shall continue to serve as the President and Chief Executive Officer of the Bank, which position shall continue to report to, and be under the direct supervision of, the Executive Committee of the Bank.

                                    ARTICLE V

             CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES

         5.1 Compliance with Securities Laws. The Company shall not be under any obligation to complete the transactions contemplated under this Agreement unless and until the Company shall have satisfied all requirements under any federal or state securities laws necessary for the offer and sale of the Shares.

         5.2 Regulatory Approvals and Filings. The Company shall not be under any obligation to complete the transactions contemplated under this Agreement unless and until the Company or the Augusta Group, as the case may be, shall have made all filings and registrations with and obtained all approvals from all federal and state bank regulatory agencies respecting the transactions contemplated herein which approvals shall be in full force and effect and all waiting periods required by law shall have expired. In addition, if the Company or the Augusta Group shall have received notification from any state or federal bank regulatory agency which in the reasonable judgment of the Company is materially adverse to the transactions contemplated herein and which requires the Company to undertake to make any filing or to take other measures which are unduly onerous to the Company, the Company shall not be under any obligation to complete that transaction contemplated by this Agreement.

                                   ARTICLE VI

                                  MISCELLANEOUS

         6.1 Survival of Representations and Warranties. All of the representations and warranties of the Company and the Augusta Group contained in this Agreement shall survive the termination of this Agreement.

         6.2 Publicity. Except as otherwise required by law or applicable stock exchange rules, none of the parties hereto shall issue any press release or make any other public statement, in each case relating to or in connection with or arising out of this Agreement or the matters contained herein, without obtaining the prior written approval of all parties hereto as to the contents and manner of presentation and publication thereof.

         6.3 Knowledge. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the knowledge, information or belief of the party or parties making such representation or warranty, each of the representing or warranting parties confirms that he has made due and diligent inquiry as to the matters that are the subject of such representations and warranties.

         6.4 Standard for Representations and Warranties. No representation or warranty of the Company or the Augusta Group contained in this Agreement shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty as a consequence of the existence of any fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any representation or warranty made in Article II by the Company or Article III by the Augusta Group of this Agreement, unless such inconsistent fact, circumstance, or event has had or is expected to have a material adverse effect on the other party.

       6.5 Gender. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

         6.6 Expenses. The Augusta Group and the Company shall pay their own respective expenses, including the fees and disbursements of their respective counsel in connection with the negotiation, preparation and execution of this Agreement and the consummation of the trans actions contemplated hereby; provided, however, that if the transactions contemplated by this Agreement are not completed as a consequence of the withdrawal of either party to this Agreement otherwise than as expressly provided for herein or due to any other intentional act in material contravention of this Agreement by either of the parties hereto, such withdrawing or intentionally acting party (the "Breaching Party") shall reimburse the other party (the "Nonbreaching Party") for all expenses incurred by the Nonbreaching Party with respect to the transactions contemplated by this Agreement, including the preparation of this Agreement and all ancillary documents thereto and the enforcement of this provision.

         6.7 Entire Agreement. This Agreement, including all schedules and exhibits hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof, supersedes all prior agreements, negotiations or letters of intent, and may not be modified, amended or terminated except by a written instrument specifically referring to this Agreement signed by each of the parties hereto.

         6.8 Waivers and Consents. All waivers and consents given hereunder shall be in writing. No waiver by any party hereto of any breach or anticipated breach of any provision hereof by any other party shall be deemed a waiver of any other contemporaneous, preceding or succeeding breach or anticipated breach, whether or not similar, on the part of the same or any other party.

         6.9 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given only if and when (i) personally delivered or (ii) three (3) business days after mailing, postage prepaid, by certified mail or (iii) when delivered (as evidenced by a receipt) by a nationally recognized overnight delivery service, addressed in each case as follows:

                  (a)      If to the Company to:

                           First Bank of Georgia
                           110 East Hill Street
                           Thomson, Georgia 30824
                           Telecopy Number: 706-595-2074
                           Attention:  Heyward Horton, Jr.

                     copy to counsel:

                     Smith, Gambrell & Russell, LLP
                     1230 Peachtree Street, NE
                     Suite 3100, Promenade II
                     Atlanta, Georgia 30309-3592
                     Telecopy Number:  404-685-7058
                     Attention:  Robert C. Schwartz

                (b)  If to the Augusta Group to:

                     Ray Brown
                     RDB Family Limited Partnership
                     410 Carolina Springs Road
                     North Augusta, South Carolina 29841
                     Arthur J. Gay, Jr.
                     3643 Pebble Beach Drive
                     Augusta, Georgia 30907

                     J. Randal Hall
                     1202 First Union Bank Building
                     699 Broad Street
                     Augusta, Georgia 30901

                     George H. Inman
                     P.O. Box 204658
                     Augusta, Georgia 30917

                     John W. Lee
                     807 Carriage Court
                     Augusta, Georgia 30909

                     A. Montague Miller
                     4384 Deer Run
                     Evans, Georgia 30809

                     Julian W. Osbon
                     P.O. Box 1447
                     Augusta, Georgia 30903

Each party may change its address for the giving of notices and communications to it, and/or copies thereof, by written notice to the other parties in conformity with the foregoing.

         6.10 Rights of Third Parties. All conditions of the obligations of the parties hereto, and all undertakings herein, are solely and exclusively for the benefit of the parties hereto and their respective successors, representatives and permitted assigns, and no other person or entity shall have standing to require satisfaction of such conditions or to enforce such undertakings in accordance with their terms, or be entitled to assume that any party hereto will refuse to consummate the purchase and sale contemplated hereby in the absence of strict compliance with any or all thereof, and no other person or entity shall, under any circumstances, be deemed a beneficiary of such conditions or undertakings, any or all of which may be freely waived in whole or in part, by mutual consent of the parties hereto at any time, if in their sole discretion they deem it desirable to do so.


         6.11 Headings. The Table of Contents and Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         6.12 Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of Georgia.

         6.13 Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by the Augusta Group or any one of them, other than by operation of law or with the consent of the Company. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

         6.14 Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

         6.15 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.






                [THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

       IN WITNESS WHEREOF, the parties have executed this agreement under seal as of the date first above written.


                                    GEORGIA-CAROLINA BANCSHARES, INC.

                                By:    /s/ David W. Joesbury, Sr.
                                       -----------------------------------------
                                Name:  David W. Joesbury, Sr.
                                Title: Chairman of the Board


                                Attest: /s/ Patrick G. Blanchard
                                        ----------------------------------------
                                 Title: President and Chief Executive Officer

                                    [CORPORATE SEAL]


                                    AUGUSTA GROUP MEMBERS:


                                    /s/ Ray Brown
                                    --------------------------------------------
                                    Ray Brown


                                    RDB Family Limited Partnership


                                By: /s/ Ray Brown
                                    --------------------------------------------
                                    General Partner


                                    /s/ Arthur J. Gay, Jr.
                                    --------------------------------------------
                                    Arthur J. Gay, Jr.


                                    /s/ J. Randal Hall
                                    --------------------------------------------
                                    J. Randal Hall


                                    /s/ George H. Inman
                                    --------------------------------------------
                                    George H. Inman


                                    /s/ John W. Lee
                                    --------------------------------------------
                                    John W. Lee


                                    /s/ A. Montague Miller
                                    --------------------------------------------
                                    A. Montague Miller


                                    /s/ Julian W. Osbon
                                    --------------------------------------------
                                    Julian W. Osbon

                                                                       EXHIBIT A


                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

         This Agreement (the "Agreement"), dated as of the 30th day of September, 1998, is made and entered into by and among First Bank of Georgia, Thomson, Georgia, a bank chartered under the laws of the State of Georgia (the "Bank"), Georgia-Carolina Bancshares, Inc., a corporation chartered under the laws of the State of Georgia (the "Company") and Patrick G. Blanchard, an individual residing in Richmond County, Georgia (the "Executive").

                             W I T N E S S E T H :

         WHEREAS, the Bank, the Company and the Executive entered into an Employment Agreement dated October 6, 1997 (the "Employment Agreement"); and

         WHEREAS, the Bank, the Company and the Executive desire to amend the Employment Agreement;

         NOW, THEREFORE, for and in consideration of the mutual premises and covenants herein contained, the parties hereto agree as follows:

         1. Section 3.2(B)(5) of the Employment Agreement shall be deleted in its entirety.

         2. Sections 4 through 12 of the Employment Agreement shall be renumbered as Sections 5 through 13, respectively.

         3. Between Section 3.3 and Section 5 (formerly Section 4 of the Employment Agreement) the following shall be added:

                         "4. STOCK OPTIONS. Upon the closing of the Company's
                  registered public offering of 740,000 shares of common stock, $.001 par value per share (the "Common Stock"), pursuant to that certain Registration Statement on Form SB-2 (File No. 333- 62493), the Executive shall be granted an option (the "Option") to purchase a number of shares of Common Stock equal to 2.5% of the number of shares of Common Stock sold in such offering up to a maximum of 15,750 shares of Common Stock at an exercise price of $13.50 per share. The Option shall become exercisable in one-fourth (1/4) increments as follows:

                         (A)        Upon the date of grant;

                         (B) At the end of the calendar year when the Bank's average assets exceed $100 million;

                           (C) At the end of the calendar year when the Bank's average assets exceed $150 million; and

                           (D) At the end of the calendar year when the Bank's average assets exceed $200 million.

                         The Option shall expire on the tenth anniversary of the
                  date of grant; provided, however, that in the event of the termination of employment of the Executive, the Executive shall have ninety (90) days to exercise all of the then presently exercisable options. On the ninety-first day after the termination of employment of the Executive, all unexercised options shall terminate."

         4. Section 5 (formerly Section 4 of the Employment Agreement) shall be amended such that all references to "Section 4" contained therein shall mean Section 5.

         5. Section 5(D) (formerly Section 4(D) of the Employment Agreement) shall be deleted in its entirety and the following substituted in lieu thereof:

                         "(D) Notwithstanding anything to the contrary set forth
                  in this Section 5, a "change in control" shall not include any sale of Common Stock by the Company in connection with the registered public offering of 740,000 shares of Common Stock pursuant to that certain Registration Statement on Form SB-2 (File No. 333-62493)."

         6. Section 6 (formerly Section 5 of the Employment Agreement) shall be amended such that the reference to Paragraph 5(ii) contained therein shall mean Section 5.

         7. Section 2.1(D) of the Employment Agreement shall be amended such that all references to "Paragraph 6" contained therein shall mean Section 6.

         8. Except as otherwise specifically set forth herein, all of the other terms and conditions of the Employment Agreement shall remain in full force and effect as originally written without amendment or modification.

         IN WITNESS WHEREOF, the Bank, the Company and the Executive have executed and delivered this Agreement as of the date first above written.

                                            "Bank"

                                            FIRST BANK OF GEORGIA

                                            By:
                                                     --------------------------
                                            Title:   Chairman



                                            "Company"

                                            GEORGIA-CAROLINA BANCSHARES, INC.

                                            By:
                                                     --------------------------
                                            Title:   Chairman



                                            "Executive"



                                            -----------------------------------
                                            Patrick G. Blanchard


                                        3